EXHIBIT 10.7

THE SECURITIES REPRESENTED BY THIS NOTE AND THE COMMON STOCK ISSUABLE THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS NOTE MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.

                        ---------------------------------

                      CONVERTIBLE REVOLVING PROMISSORY NOTE

$4,000,000.00                      Dallas, Texas               November 13, 1998

      Elgin Technologies, Inc., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of Horace T. Ardinger, Jr., an individual residing in Dallas, Texas (the "Holder"), the principal sum of Four Million and No/100 Dollars ($4,000,000.00) or such lesser amount as shall be outstanding under this Note, together with interest on the outstanding amount of such principal sum, payable in accordance with the terms set forth below.

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      1.1 Definitions. For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as promulgated from time to time by the Association of Independent Certified Public Accountants; and

            (c) the words "herein," hereof and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

      "Applicable Law" has the meaning specified in Section 6.7.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to be closed.

      "Closing Price" means on any particular date (i) the last sale price per share of the Common Stock on such date on the principal stock exchange on which the Common Stock has been listed or, if there is no such price on such date, then the last sale price on such exchange on the date nearest preceding such date; (ii) if the Common Stock is not listed on any stock exchange, the final bid price for a share of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") at the close of business on such date, or the last sales price if such price is reported and final bid prices are not available; (iii) if the Common Stock is not quoted on the NASDAQ, the bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); or (iv) if the Common Stock is not publicly traded (x) the value of the Common Stock determined in good faith by the Board of Directors of the Borrower and certified in a board resolution, based on the most recently completed arm's length transaction between the Borrower and another Person, the closing of which shall have occurred within the six (6) months preceding such date, or (y) if no such transaction shall have occurred within the six (6) months preceding such date, by an independent nationally recognized investment banking firm reasonably acceptable to the Holder in all other instances; provided that none of the transactions related to the foregoing shall include purchases by any "affiliate" (as such term is defined in the General Rules and Regulations under the Securities Act of 1933) of the Borrower other than the Holder.

      "Common Stock" means shares of the Common Stock, par value $.000833 per share, of the Borrower.

      "Conversion Price" means $0.55, subject to adjustment as provided in
Article V.

      "Conversion Period" means the period between November 13, 1998, and the date this Note is paid in full, the Revolving Commitment is permanently terminated and all other obligations of the Credit Parties to the Lender under the Credit Document are paid.

      "Credit Agreement" means that certain Secured Revolving Credit Agreement dated as of November 13, 1998, by and between Borrower and the Holder, as amended, supplemented or restated from time to time.

      "Event of Default" has the meaning specified in Section 3.1.

      "Maturity Date" means November 12, 2000 (or such earlier date upon which this Note is due and payable under Section 3.2).

      "Note" means this Convertible Revolving Promissory Note, as amended, substituted, replaced or extended from time to time.


Convertible Revolving Promissory Note - Page 2

      "Person" means any individual, corporation, entity, limited liability partnership or company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "SEC" means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933, as amended.

This Note is the Borrower's Convertible Revolving Promissory Note under the Credit Agreement. Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Credit Agreement.

                                   ARTICLE II

                                    PAYMENTS

      2.1 Interest. From the date of this Note through the Maturity Date, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at the lower of (i) ten percent (10%) per annum calculated on the basis of a 365/366 day year or (ii) the highest rate of interest allowed by Applicable Law. If any payment of principal and/or interest on any amount payable under this Note is not made or paid when due (by acceleration or otherwise), such principal and/or interest thereon shall bear interest (calculated on the basis of a 365/366 day year) from the date such payment was due until such principal and/or interest then due is paid in full, payable on demand at the lesser of (i) fifteen percent (15%) per annum, or (ii) the highest rate of interest allowed by Applicable Law.

      2.2 Payment of Principal and Interest. Accrued but unpaid interest shall be due and payable by the Borrower on the last Business Day of each calendar month commencing November 30, 1998. The principal and all accrued and unpaid interest of this Note shall be due and payable in full on the Maturity Date.

      2.3 Loans and Payments. Subject to the terms and conditions of the Credit Agreement, the Borrower may borrow, repay and reborrow under the Revolving Line of Credit and this Note, and this Note reflects all Loans made by the Holder under the Credit Agreement. Subject to the Holder's right to convert this Note as provided herein, the Borrower may repay this Note, in whole or in part, upon five (5) Business Days' prior written notice given to the Holder pursuant to
Section 6.4, without premium or penalty, and reborrow hereunder subject to the terms and conditions of the Credit Agreement prior to the Maturity Date. Payments shall be credited first to accrued but unpaid interest to the extent thereof, and thereafter to unpaid principal.

      2.4 Manner of Payment. Payments of principal and interest on this Note will be made by delivery of Borrower checks to the Holder at its address as set forth in this Note or by wire transfers pursuant to instructions from the Holder. If the date upon which the payment of principal or interest is required to be made pursuant to this Note occurs other than on a Business Day, then such payment of principal and interest shall be due and payable and made on, and shall include unpaid interest accrued through, the next occurring Business Day following such payment date.


Convertible Revolving Promissory Note - Page 3

                                  ARTICLE III

                         EVENTS OF DEFAULT AND REMEDIES

      3.1 Events of Default. It shall be an Event of Default under this Note if an Event of Default has occurred and is continuing under the Credit Agreement.

      3.2 Acceleration of Maturity. This Note shall become immediately due and payable if an Event of Default described in Section 7.1 (f) or (g) occurs under the Credit Agreement. Upon the occurrence and during the continuance of any other Event of Default described in the Credit Agreement, the entire principal balance and accrued but unpaid interest thereon shall, at the option of the Holder, upon written notice to the Borrower, become due and payable.

      3.3 Remedies. Upon the occurrence of and during the continuation of an Event of Default, the Holder (i) may exercise, subject to the limitations set forth in the Credit Agreement, all of its rights under the Credit Agreement and all other rights at law or in equity, or (ii) may exercise the conversion feature of this Note as set forth below. Upon the occurrence of and during the continuation of an Event of Default, all payments received in respect of obligations under this Note shall be applied in such order as the Holder shall elect in his sole discretion. No right, power, or remedy conferred to the Holder in this Note or in any documents supporting this Note or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to the Holder shall operate as a waiver of or otherwise prejudice any such right. power, or remedy. No notice to or demand upon the Borrower shall entitle the Borrower to similar notices or demands in the future. Without limiting the generality of this paragraph, no description of the right to accelerate this Note, charge default interest under this Note or otherwise exercise remedies under this Note shall limit the right of the Holder to take any actions with respect to this Note provided under the Credit Agreement.

                                   ARTICLE IV

                               CONVERSION OF NOTE

      4.1 Conversion Privilege and Conversion Price. At any time, including, without limitation, during any period after the Borrower shall have given notice pursuant to Section 2.3 hereof of its intent to repay all or any portion of the principal amount outstanding hereunder and the later of five (5) Business Days thereafter and the time all or such portion of such principal amount is repaid, the Holder may convert all, or any part of the outstanding principal amount of this Note into that number of fully paid and non-assessable shares of Common Stock obtained by dividing the outstanding principal amount of this Note to be so converted by the Conversion Price. The Conversion Price is subject to adjustment in certain instances, as hereinafter provided. This Note may be converted by surrender of this Note to the Borrower at its principal office, accompanied by a duly executed notice of conversion and a written instrument or instruments of transfer duly executed by the Holder or the Holder's attorney-in-fact duly authorized in writing. Upon conversion


Convertible Revolving Promissory Note - Page 4 of all or any portion of this Note, the Holder shall be entitled to receive in cash, in addition to the number of shares of Common Stock issuable upon such conversion, all interest accrued to the date of conversion of this Note on the principal amount converted.

      4.2 Issuance of Common Stock on Conversion. As promptly as practicable after the surrender of all or any portion of this Note for conversion, the Borrower shall deliver or cause to be delivered to the Holder certificates representing the number of fully paid and non-assessable shares of Common Stock into which all or any portion of this Note may be converted in accordance with the provisions of this Section 4. Such conversion shall be deemed to have been made at the close of business on the date that all or any portion of this Note shall have been surrendered for conversion so that the rights of the Holder with respect to the portion of the principal hereof so converted shall cease at such time and, subject to the following provisions of this Section 4, the Holder shall be treated for all purposes with respect to the portion of the principal so converted as having become the record holder of such Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Borrower shall be closed shall be effective to constitute the Holder as the record holder of such Common Stock on such date, but such surrender shall be effective to constitute the Holder as the record holder for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; and, in that event such conversion shall be at the Conversion Price in effect on the date that all or any portion of this Note shall have been surrendered for conversion, as if the stock transfer books of the Borrower had not been closed. If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next succeeding Business Day.

      4.3 Registration Rights Agreement and Voting Agreement. After the issuance of any Common Stock to the Holder pursuant to the terms and conditions hereof, the Holder shall be entitled to substantially the same registration and voting rights with respect thereto as that provided to the Holder in the Registration Rights Agreement and the Voting Agreement, respectively.

      4.4 No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of this Note, the Borrower shall pay a cash adjustment in respect of such fraction in an amount equal to such fraction of a share multiplied by the current market price (determined as provided in Section 5.1(h) below).

                                    ARTICLE V

                    ADJUSTMENT OF CONVERSION PRICE AND SHARES

      5.1 Anti-dilution Adjustments. The number and kind of securities issuable upon the conversion of the Note shall be subject to adjustment, without duplication, from time to time upon the happening of certain events occurring on or after the date of original issue of this Note as follows:


Convertible Revolving Promissory Note - Page 5

            (a) If the Borrower shall (i) subdivide its outstanding Common Stock into a greater number of shares, (ii) combine its outstanding Common Stock into a smaller number of shares, (iii) pay a dividend or make a distribution on its outstanding Common Stock in shares of its capital stock, or (iv) issue by reclassification of its outstanding Common Stock (whether pursuant to a merger, consolidation or otherwise) any other shares of capital stock of the Borrower, the Holder of all or any portion of this Note surrendered for conversion after the record date fixed by the Board of Directors for such subdivision, combination, dividend, distribution or reclassification shall be entitled to receive the aggregate number and kind of shares of capital stock of the Borrower which, if all or any portion of this Note had been converted immediately prior to such record date at the Conversion Price then in effect, the Holder would have been entitled to receive by virtue of such subdivision, combination, dividend, distribution or reclassification, and the Conversion Price shall be deemed to have been adjusted after such record date to apply to such aggregate number and kind of shares. Such adjustment shall be made successively whenever any of the events listed above shall occur.

            (b) If the Borrower shall pay a dividend or make a distribution on any class of capital stock of the Borrower in shares of Common Stock, the Conversion Price in effect from and after the record date therefor shall be reduced so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date, and (ii) the denominator shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares issued in such dividend or distribution.

            (c) If the Borrower shall issue to all holders of Common Stock rights or warrants entitling them to subscribe for or purchase Common Stock at a price per share less than the then current market price per share (as determined pursuant to clause (h) below), the Conversion Price in effect from and after the record date therefor shall be reduced so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, and (ii) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock so offered for subscription or purchase. For the purpose of this clause (c), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible (without regard to any antidilution provision contained therein for a subsequent adjustment of such number) at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. In case such rights or warrants are not issued after such a record date has been fixed, the Conversion Price shall be readjusted to the Conversion Price which would have been in effect as if such record date had not been fixed.


Convertible Revolving Promissory Note - Page 6

            (d) If the Borrower shall distribute to all holders of Common Stock (whether pursuant to a merger, consolidation or otherwise) evidences of its indebtedness or assets (excluding shares of capital stock of the Borrower and cash dividends out of retained earnings), or rights to subscribe for Common Stock at a price less than the then current market price per share (excluding those referred to in clause (c) above), then in each such case, the Conversion Price in effect from and after the record date therefor shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which (i) the numerator shall be the current market price per share (determined as provided in clause (h) below) of the Common Stock on such record date less the fair market value (as determined in good faith by the Board of Directors of the Borrower) of the portion of the evidences of indebtedness or assets so distributed or of such rights to subscribe applicable to one share of Common Stock, and (ii) the denominator shall be such current market price per share of Common Stock. Such adjustment shall be made successively whenever any such a record date is fixed. In case such distribution is not made after such a record date has been fixed, the Conversion Price shall be readjusted to the Conversion Price which would have been in effect as if such record date had not been fixed.

            (e) If the Borrower shall issue any additional shares of Common Stock (other than as provided in (a) through (d) above and other than upon exercise of any options issued to officers, directors or employees of the Borrower pursuant to a stock option plan or an employment, severance or consulting agreement as now or hereafter in effect, provided that the aggregate number of shares of Common Stock which may be issuable thereunder shall at no time exceed 400,000 shares without the prior written consent of the Holder or upon exercise of any presently existing cashless warrants of the Borrower) at a price per share less than the current market price per share of Common Stock but above the Conversion Price, the Conversion Price in effect from and after the record date therefor shall be reduced so that it shall equal the price determined by multiplying the Conversion Price by a fraction of which (i) the numerator shall be (x) the product of the number of shares of Common Stock outstanding on such record date multiplied by the current market price plus the consideration, if any, received or deemed received by the Borrower upon the issuance of such additional shares of Common Stock, (y) divided by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock, and (ii) the denominator shall be the current market price.

            (f) If the Borrower shall issue any additional shares of Common Stock (other than as provided in (a) through (e) above and other than upon exercise of any options issued to officers, directors or employees of the Borrower pursuant to a stock option plan or an employment, severance or consulting agreement as now or hereafter in effect, provided that the aggregate number of shares of Common Stock which may be issuable thereunder shall at no time exceed 400,000 shares without the prior written consent of the Holder or upon exercise of any presently existing cashless warrants of the Borrower) at a price per share less than the Conversion Price per share of Common Stock, then the Conversion Price in effect from and after the record date therefor shall be reduced so that it shall equal the price determined by multiplying the Conversion Price by a fraction of which (i) the numerator shall be (x) the product of the number of shares of Common Stock outstanding on such record date multiplied by the Conversion Price plus the consideration, if any, received and deemed received by the Borrower upon the issuance of such additional shares of Common Stock, (y) divided


Convertible Revolving Promissory Note - Page 7 by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock, and (ii) the denominator shall be the Conversion Price.

            (g) If the Borrower shall issue any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock (a "Convertible Security"), or any warrant, option or other rights to subscribe for or purchase Common Stock or any Convertible Security (together with Convertible Securities, a "Common Stock Equivalent"), or if, after any such issuance, the price per share for which such additional shares of Common Stock that may be issuable thereunder is amended, then the Conversion Price upon each such issuance or amendment shall be adjusted as provided in the preceding paragraph hereof on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents (without regard to any antidilution provision contained therein for a subsequent adjustment of such number) shall be deemed to have been issued as of the earlier of (x) the date on which the Borrower shall enter into a firm contract for the issuance of such Common Stock Equivalent or (y) the date of actual issuance of such Common Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Borrower for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent. No adjustment of the Conversion Price shall be made under this paragraph upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustments shall previously have been made in the Conversion Price then in effect upon the issuance of such warrants or other rights pursuant to subparagraphs (e) and (f). If any such Common Stock Equivalent shall not have been converted, exercised or exchanged by the expiration date of the right to do so, the Conversion Price shall be readjusted and be the price which it would have been had the adjustment of the Conversion Price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock Equivalent.

            (h) The following provisions shall be applicable to the making of adjustments in the Conversion Price provided in subparagraphs (c) through (f) above:

            (A) The consideration received by the Borrower for any additional shares of Common Stock or any Common Stock Equivalents that are issued by the Borrower (i) for cash consideration, a subscription price or an initial public offering price, as applicable, shall be such cash consideration, subscription price or initial public offering price, as applicable, in each case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Borrower for and in the underwriting of, or otherwise in connection with, the issue thereof; (ii) for a consideration other than cash, shall be the fair market value of such consideration at the time of such issuance as determined in good faith by the Borrower's Board of Directors; (iii) for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalents, shall be the consideration received by the Borrower for issuing such Common Stock Equivalents, plus the additional consideration payable to the Borrower upon the exercise, conversion or exchange of such Common Stock


Convertible Revolving Promissory Note - Page 8

      Equivalents; and (iv) for any additional shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of stock other than Common Stock, shall be the amount of such dividend so paid or satisfied. In any case in which the consideration to be received or paid shall be other than cash, the Board of Directors shall notify promptly the Holder of its determination made in good faith of the fair market value of such consideration.

            (B) The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Borrower or any of its Subsidiaries.

            (i) For the purpose of any computation hereunder, the "current market price" shall be the following:

            (A) With respect to a bonafide underwritten public offering, the offering price agreed to by the underwriter;

            (B) With respect to binding agreements made by the Borrower to issue shares of Common Stock for a price that is determined with reference to a market price as of the date of the binding agreement and without full adjustment to the Closing Price on the day of issuance, the price as determined by such binding agreement; or

            (C) With respect to all other situations, the average of the daily Closing Price for fifteen (15) consecutive trading days before the date in question.

            (j) In case at any time, as a result of an adjustment made hereunder, the Holder of this Note thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Borrower other than Common Stock, the number and kind of such other shares so receivable upon conversion of this Note shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained herein, and the other provisions of this Section 5.1 with respect to the Common Stock shall apply on like terms to any such other shares.

            (k) The Board of Directors of the Borrower may make such reductions in the Conversion Price, in addition to those required by this Section 5.1, as shall be determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

            (l) If any event or condition occurs as to which other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights evidenced hereby in accordance with the essential intent and principles of such provisions, or that might materially and adversely affect the conversion rights of the Holder under any provisions of this Note, then the Borrower shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustments necessary with respect thereto.


Convertible Revolving Promissory Note - Page 9

      5.2 Reservation of Shares. The Borrower covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of issue upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Borrower covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly and validly issued and fully paid and non-assessable. The Borrower shall from time to time, in accordance with applicable law, use all commercially reasonable efforts to seek necessary stockholder approval to increase the authorized amount of its Common Stock if at any time the authorized amount of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all Notes at the time outstanding. Before taking any action which would cause an adjustment reducing the Conversion Price below the then stated or par value of the Common Stock issuable upon conversion of this Note, the Borrower will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Borrower may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Conversion Price.

      5.3 Reorganizations and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Borrower, or any consolidation, merger or share exchange of the Borrower with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person shall be effected in such a way that holders of Common Stock shall be entitled to receive capital stock, securities or assets in exchange for their shares of Common Stock, then the following provisions shall apply:

            (a) As a condition of such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition, lawful and adequate provisions shall be made whereby the holder of this Note shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Note and in lieu of the shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares receivable upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the exercise of this Note.

            (b) In the event of a consolidation, merger or share exchange of the Borrower with or into another Person as a result of which a number of shares of common stock or their equivalent of the successor Person greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to holders of Common Stock, then the Conversion Price in effect immediately prior to such merger, share exchange or consolidation and the number of shares of common stock or their equivalent into which this Note is convertible shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.


Convertible Revolving Promissory Note - Page 10

            (c) The constituent documents effecting any such consolidation, merger or share exchange shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this paragraph. The provisions of this paragraph shall apply similarly to successive consolidations, mergers or share exchanges.

      5.4 De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon conversion of the Note and no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in the Conversion Price; provided, however, that any adjustments which by reason of this Section 5.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

      5.5 Notice of Adjustment. Whenever the Conversion Price or the shares of Common Stock issuable upon the conversion of this Note shall be adjusted as herein provided, or the rights of the Holder shall change by reason of other events specified herein, the Borrower shall compute the adjusted Conversion Price and the adjusted number of shares of Common Stock in accordance with the provisions hereof and shall prepare a certificate setting forth the adjusted Conversion Price and the adjusted number of shares issuable upon the conversion of this Note or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Borrower shall cause to be mailed to the Holder copies of such certificate, together with a notice stating that the Conversion Price and the number of shares purchasable upon conversion of this Note have been adjusted, and setting forth the adjusted Conversion Price and the adjusted number of shares of Common Stock or other securities or assets purchasable upon conversion of this Note.

      5.6 Notifications to the Holder. If at any time the Borrower proposes:

            (a) to declare any dividend upon Common Stock payable in capital stock to the holders of Common Stock;

            (b) to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

            (c) to effect any capital reorganization. or reclassification of the capital stock of the Borrower, or consolidation, merger or share exchange of the Borrower with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

            (d) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Borrower;

then, in any one or more of such cases, the Borrower shall give the Holder at least thirty (30) days prior to the record or effective date, as applicable, (i) written notice of the date on which the books of the Borrower shall close or a record shall be taken for such dividend, distribution or subscription


Convertible Revolving Promissory Note - Page 11 rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

                                   ARTICLE VI

                                  MISCELLANEOUS

      6.1 Collection; Fees. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Borrower hereby undertakes to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorneys' fees of the Holder.

      6.2 Benefits of Note. Nothing in this Note, express or implied, shall give to any Person, other than the Borrower, the Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

      6.3 Successors and Assigns. All covenants and agreements contained in this Note by or on behalf or for the benefit of the Borrower and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Borrower and the Holder.

      6.4 Notice; Address of Parties. All notices and communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by confirmed facsimile or by delivering the same in person to an officer or agent of such party, as follows:


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

            (a)   If to the Borrower, addressed to it as follows:

                              Elgin Technologies, Inc.
                              12 Executive Drive
                              Hudson, New Hampshire 03051
                              Attn: Mr. William Mosconi

                  with a copy to:

                              Lev, Berlin & Dale, P.C.
                              535 Connecticut Avenue
                              Norwalk, Connecticut 06854
                              Attn: Mr. Duane Berlin

            (b)   If to the Holder, addressed to him as follows:

                              Horace T. Ardinger, Jr.
                              9040 Governor's Row
                              P.O. Box 569360
                              Dallas, Texas 75356-9360

                  with a copy to:

                              Gardere & Wynne, L.L.P.
                              3000 Thanksgiving Tower
                              1601 Elm Street
                              Dallas, Texas 75201-4761
                              Attn: Mr. M. Douglas Adkins

or such other address as the Borrower or the Holder hereto shall specify pursuant to this Section 6.5 from time to time.

      6.5 Severability Clause. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

      6.6 Governing Law. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Texas (without regard to principles of choice of law).

      6.7 Usury. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of Texas and the United States of America, and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money ("Applicable Law"). the Holder shall have no right to claim, charge or receive any interest in excess of the maximum of interest, if any, permitted to be charged


Convertible Revolving Promissory Note - Page 13 on that portion of the amount representing principal or interest which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Note is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Note, all interest or other sums deemed to be interest at any time contracted for, charged or received from the Borrower in connection with this Note. Any interest contracted for, charged or received in excess of the maximum rate allowed by Applicable Law shall be deemed a result of a mathematical error and a mistake. If this Note is paid in part prior to the end of the full stated term of this Note and the interest received for the actual period of existence of this Note exceeds the maximum rate allowed by Applicable Law, the Holder shall credit the amount of the excess against any amount owing under this Note or, if this Note has been paid in full, or if it has been accelerated prior to maturity, the Holder shall refund to the Borrower the amount of such excess, and shall not be subject to any of the penalties provided by Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.

      6.8 Transfers.

            (a) This Note or any shares of Common Stock or other securities issued or issuable upon conversion of this Note may not be offered or sold except in conformity with the Securities Act.

            (b) Certificates for shares of Common Stock or other securities issued upon conversion of this Note shall bear the following legend:

      The shares represented by this certificate were not issued in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws. The shares represented hereby have been acquired for investment and may not be sold or transferred unless such sale or transfer is covered by an effective registration statement under the Securities Act and applicable state securities laws or, in the opinion of counsel to the issuer, is exempt from the registration requirements of the Securities Act and such laws.


Convertible Revolving Promissory Note - Page 14

      IN WITNESS WHEREOF, the Borrower has caused this instrument to be duly executed on the date first above written.

                                    ELGIN TECHNOLOGIES, INC.,
                                    a Delaware corporation


                                    By: /s/ William Mosconi
                                        --------------------------
                                    Name:  William Mosconi
                                    Title: President & CEO


Convertible Revolving Promissory Note - Page 15